Exhibit 99.1

Southern First Reports Fourth Quarter 2025 Results

Greenville, South Carolina, January 22, 2026 – Southern First Bancshares, Inc. (NASDAQ: SFST), holding company for Southern First Bank, today announced its financial results for the three and twelve months ended December 31, 2025.

“We are very pleased to report our fourth quarter financial performance, which was our strongest of 2025 and clearly demonstrates the continued momentum we achieved throughout the year. We maintained solid loan growth, funded by even stronger growth in client deposits. Our full banking relationship strategy continues to drive improving financial returns, including an expanding net interest margin that increased 10 basis points from last quarter and 36 basis points over last year. We continue to strengthen our balance sheet with higher capital levels and have again achieved outstanding asset quality. Our team remains highly motivated and intentional about improving financial performance while delivering client service at levels that are second to none, and that commitment was clearly reflected in our results this quarter and throughout the year. We are fortunate to operate in some of the strongest markets in the Southeast and will continue expanding our teams to grow our business in the disciplined manner that has defined our success. While we remain mindful of broader economic conditions and factors impacting our business, our markets have proven to be resilient and offer tremendous growth opportunities that we intend to fully capitalize on,” stated Art Seaver, Chief Executive Officer. “Looking ahead to the new year, we are optimistic and have high expectations for continued financial performance improvement. Our business pipeline is strong and our team is ready. We expect to build on our track record of attracting experienced bankers who share our commitment to exceptional client service and to supporting our local communities, which remains at the core of everything we do.”

2025 Fourth Quarter Highlights

●	Diluted earnings per common share of $1.21, up $0.14, or 13%, from Q3 2025, and up $0.51, or 73%, compared to Q4 2024
●	Net interest margin of 2.72%, compared to 2.62% for Q3 2025 and 2.25% for Q4 2024
●	Total loans of $3.8 billion, up 6% from Q4 2024; Total deposits of $3.7 billion, up 8% from Q4 2024; Core deposits of $2.9 billion, up 8% from Q4 2024
●	Nonperforming assets to total assets of 0.32% and past due loans to total loans of 0.13%
●	Book value per common share of $44.89 increased 3% from Q3 2025 and increased 11% compared to Q4 2024; Tangible Common Equity (TCE) ratio of 8.37%

	Quarter Ended
	December 31	September 30	June 30	March 31	December 31
	2025	2025	2025	2025	2024
Earnings ($ in thousands, except per share data):
Net income available to common shareholders	$9,857	8,662	6,581	5,266	5,627
Earnings per common share, diluted	1.21	1.07	0.81	0.65	0.70
Total revenue(1)	31,834	31,129	28,629	26,497	25,237
Net interest margin (tax-equivalent)(2)	2.72%	2.62%	2.50%	2.41%	2.25%
Return on average assets(3)	0.90%	0.80%	0.63%	0.52%	0.54%
Return on average equity(3)	10.77%	9.78%	7.71%	6.38%	6.80%
Efficiency ratio(4)	57.85%	60.86%	67.54%	71.08%	73.48%
Noninterest expense to average assets (3)	1.68%	1.74%	1.86%	1.87%	1.78%
Balance Sheet ($ in thousands):
Total loans(5)	$3,845,124	3,789,021	3,746,841	3,683,919	3,631,767
Total deposits	3,716,803	3,676,417	3,636,329	3,620,886	3,435,765
Core deposits(6)	2,884,163	2,884,604	2,867,193	2,820,194	2,661,736
Total assets	4,403,494	4,358,589	4,308,067	4,284,311	4,087,593
Book value per common share	44.89	43.51	42.23	41.33	40.47
Loans to deposits	103.45%	103.06%	103.04%	101.74%	105.70%
Holding Company Capital Ratios(7):
Total risk-based capital ratio	12.89%	12.79%	12.63%	12.69%	12.70%
Tier 1 risk-based capital ratio	11.44%	11.26%	11.11%	11.15%	11.16%
Leverage ratio	8.93%	8.72%	8.73%	8.79%	8.55%
Common equity tier 1 ratio(8)	11.06%	10.88%	10.71%	10.75%	10.75%
Tangible common equity(9)	8.37%	8.18%	8.02%	7.88%	8.08%
Asset Quality Ratios:
Nonperforming assets/total assets	0.32%	0.27%	0.27%	0.26%	0.27%
Classified assets/tier one capital plus allowance for credit losses	4.22%	3.90%	4.28%	4.24%	4.25%
Accruing loans 30 days or more past due/loans(5)	0.13%	0.18%	0.14%	0.27%	0.18%
Net charge-offs (recoveries)/average loans(5) (YTD annualized)	0.00%	0.00%	0.00%	0.00%	0.04%
Allowance for credit losses/loans(5)	1.10%	1.10%	1.10%	1.10%	1.10%
Allowance for credit losses/nonaccrual loans	305.65%	364.50%	362.35%	378.09%	366.94%

[Footnotes to table located on page 6]

income statements – Unaudited

	Quarter Ended					Twelve Months Ended
	Dec 31	Sept 30	Jun 30	Mar 31	Dec 31	December 31
(in thousands, except per share data)	2025	2025	2025	2025	2024	2025	2024
Interest income
Loans	$51,069	50,999	48,992	47,085	47,163	198,145	186,863
Investment securities	1,268	1,342	1,357	1,403	1,504	5,370	5,812
Federal funds sold	2,193	2,645	1,969	1,159	2,465	7,966	8,537
Total interest income	54,530	54,986	52,318	49,647	51,132	211,481	201,212
Interest expense
Deposits	23,052	24,703	24,300	23,569	25,901	95,624	108,774
Borrowings	2,734	2,754	2,723	2,695	2,773	10,906	11,216
Total interest expense	25,786	27,457	27,023	26,264	28,674	106,530	119,990
Net interest income	28,744	27,529	25,295	23,383	22,458	104,951	81,222
Provision (reversal) for credit losses	650	850	700	750	(200)	2,950	125
Net interest income after provision for credit losses	28,094	26,679	24,595	22,633	22,658	102,001	81,097
Noninterest income
Mortgage banking income	1,689	1,600	1,569	1,424	1,024	6,282	5,560
Service fees on deposit accounts	634	625	567	539	499	2,365	1,764
ATM and debit card income	638	601	586	552	607	2,377	2,337
Income from bank owned life insurance	450	439	413	403	407	1,705	1,569
Loss on sale of securities	(515)	-	-	-	-	(515)	-
Other income	194	335	199	196	242	924	911
Total noninterest income	3,090	3,600	3,334	3,114	2,779	13,138	12,141
Noninterest expense
Compensation and benefits	10,529	11,299	11,674	11,304	10,610	44,806	43,546
Occupancy	2,465	2,447	2,523	2,548	2,587	9,983	10,291
Outside service and data processing costs	2,144	2,158	2,189	2,037	2,003	8,528	7,741
Insurance	994	961	910	1,010	1,077	3,875	4,022
Professional fees	732	605	609	509	656	2,455	2,404
Marketing	346	412	397	374	335	1,529	1,412
Other	1,206	1,064	1,034	1,054	1,276	4,358	3,910
Total noninterest expenses	18,416	18,946	19,336	18,836	18,544	75,534	73,326
Income before provision for income taxes	12,768	11,333	8,593	6,911	6,893	39,605	19,912
Income tax expense	2,911	2,671	2,012	1,645	1,266	9,239	4,382
Net income available to common shareholders	$9,857	8,662	6,581	5,266	5,627	30,366	15,530

Earnings per common share – Basic	$1.23	1.08	0.81	0.65	0.70	3.77	1.92
Earnings per common share – Diluted	1.21	1.07	0.81	0.65	0.70	3.75	1.91
Basic weighted average common shares	8,045	8,031	8,036	8,078	8,023	8,048	8,081
Diluted weighted average common shares	8,123	8,080	8,051	8,111	8,097	8,091	8,117

[Footnotes to table located on page 6]

Net income for the fourth quarter of 2025 was $9.9 million, or $1.21 per diluted share, a $1.2 million increase from the third quarter of 2025 and a $4.2 million increase from the fourth quarter of 2024. Net interest income increased $1.2 million during the fourth quarter of 2025, as compared to the third quarter of 2025, and increased $6.3 million, as compared to the fourth quarter of 2024. The increase in net interest income from the prior quarter and prior year was primarily driven by an increase in interest income on loans, combined with a decrease in interest expense on deposits.

The provision for credit losses was $650 thousand for the fourth quarter of 2025 compared to a provision for credit losses of $850 thousand for the third quarter of 2025 and a $200 thousand reversal of the provision for credit losses for the fourth quarter of 2024. The provision during the fourth quarter of 2025 includes a $550 thousand provision for credit losses and a $100 thousand provision for the reserve for unfunded commitments. The provision for credit losses in the fourth quarter of 2025 was primarily driven by an increase in the impairment on individually evaluated loans.

Noninterest income was $3.1 million for the fourth quarter of 2025, compared to $3.6 million for the third quarter of 2025, and $2.8 million for the fourth quarter of 2024. Mortgage banking income continues to be the largest component of noninterest income at $1.7 million in fee revenue for the fourth quarter of 2025 and $1.0 million for the fourth quarter of 2024. The decrease in noninterest income from the previous quarter was driven by a $515 thousand loss on the sale of securities, as we executed transactions in our portfolio as part of our overall balance sheet and interest rate risk management strategies.

Noninterest expense for the fourth quarter of 2025 was $18.4 million, a $530 thousand decrease from the third quarter of 2025, and a $128 thousand decrease from the fourth quarter of 2024. The decrease in noninterest expense from the previous quarter was driven by a decrease in compensation and benefits primarily related to a reduction in group medical insurance expense, offset in part by an increase in professional fees and other noninterest expenses. The decrease in noninterest expense from the previous year related primarily to decreases in compensation and benefits, occupancy, and insurance expense, offset in part by an increase in outside service and data processing costs.

The effective tax rate was 22.8% for the fourth quarter of 2025, 23.6% for the third quarter of 2025, and 18.4% for the fourth quarter of 2024. The changes in the effective tax rate are driven by the effect of equity compensation transactions during the quarter.

Net interest income and margin - Unaudited

				For the Three Months Ended
	December 31, 2025			September 30, 2025			December 31, 2024
(dollars in thousands)	Average Balance	Income/ Expense	Yield/ Rate(3)	Average Balance	Income/ Expense	Yield/ Rate(3)	Average Balance	Income/ Expense	Yield/ Rate(3)
Interest-earning assets
Federal funds sold and interest-bearing deposits	$ 218,291	$ 2,193	3.99%	$ 238,552	$ 2,645	4.40%	$ 203,065	$ 2,465	4.83%
Investment securities, taxable	138,616	1,229	3.52%	141,143	1,307	3.67%	145,932	1,462	3.99%
Investment securities, nontaxable(2)	7,641	51	2.63%	7,811	45	2.31%	7,988	55	2.72%
Loans(10)	3,830,741	51,069	5.29%	3,783,885	50,999	5.35%	3,620,765	47,163	5.18%
Total interest-earning assets	4,195,289	54,542	5.16%	4,171,391	54,996	5.23%	3,977,750	51,145	5.12%
Noninterest-earning assets	151,515			150,552			158,779
Total assets	$4,346,804			$4,321,943			$4,136,529
Interest-bearing liabilities
NOW accounts	$ 360,509	834	0.92%	$ 329,301	746	0.90%	$ 300,902	693	0.92%
Savings & money market	1,614,469	12,530	3.08%	1,599,710	13,509	3.35%	1,492,534	13,525	3.61%
Time deposits	937,557	9,688	4.10%	984,078	10,448	4.21%	992,335	11,683	4.68%
Total interest-bearing deposits	2,912,535	23,052	3.14%	2,913,089	24,703	3.36%	2,785,771	25,901	3.70%
FHLB advances and other borrowings	240,000	2,295	3.79%	240,087	2,296	3.79%	240,000	2,295	3.80%
Subordinated debentures	24,903	439	6.99%	24,903	458	7.30%	24,903	478	7.64%
Total interest-bearing liabilities	3,177,438	25,786	3.22%	3,178,079	27,457	3.43%	3,050,674	28,674	3.74%
Noninterest-bearing liabilities	806,235			792,575			756,636
Shareholders’ equity	363,131			351,289			329,219
Total liabilities and shareholders’ equity	$4,346,804			$4,321,943			$4,136,529
Net interest spread			1.94%			1.80%			1.38%
Net interest income (tax equivalent) / margin		$28,756	2.72%		$27,539	2.62%		$22,471	2.25%
Less: tax-equivalent adjustment(2)		12			10			13
Net interest income		$28,744			$27,529			$22,458

[Footnotes to table located on page 6]

Net interest income was $28.7 million for the fourth quarter of 2025, a $1.2 million increase from the third quarter of 2025, driven by a $1.7 million decrease in interest expense. The decrease in interest expense was driven by a 22 basis point decrease in the cost of our interest-bearing deposits over the previous quarter. In comparison to the fourth quarter of 2024, net interest income increased $6.3 million, resulting primarily from $218 million growth in the average balances of our interest-earning assets combined with a 56 basis point decrease in the cost of interest-bearing deposits. Net interest margin, on a tax-equivalent basis, was 2.72% for the fourth quarter of 2025, a 10 basis point increase from 2.62% for the third quarter of 2025 and a 47 basis point increase from 2.25% for the fourth quarter of 2024.

Balance sheets - Unaudited

	Ending Balance					Dec 31 2025 -
	Dec 31	Sept 30	Jun 30	Mar 31	Dec 31	Dec 31 2024
(in thousands, except per share data)	2025	2025	2025	2025	2024	% Change
Assets
Cash and cash equivalents:
Cash and due from banks	$27,821	24,600	25,184	24,904	22,553	23.36%
Federal funds sold	183,473	178,534	180,834	263,612	128,452	42.83%
Interest-bearing deposits with banks	58,289	79,769	65,014	16,541	11,858	391.56%
Total cash and cash equivalents	269,583	282,903	271,032	305,057	162,863	65.53%
Investment securities:
Investment securities available for sale	127,730	131,040	128,867	131,290	132,127	(3.33%)
Other investments	20,063	20,066	19,906	19,927	19,490	2.94%
Total investment securities	147,793	151,106	148,773	151,217	151,617	(2.52%)
Mortgage loans held for sale	11,569	6,906	10,739	11,524	4,565	153.43%
Loans (5)	3,845,124	3,789,021	3,746,841	3,683,919	3,631,767	5.87%
Less allowance for credit losses	(42,280)	(41,799)	(41,285)	(40,687)	(39,914)	5.93%
Loans, net	3,802,844	3,747,222	3,705,556	3,643,232	3,591,853	5.87%
Bank owned life insurance	55,775	55,324	54,886	54,473	54,070	3.15%
Property and equipment, net	83,465	84,586	85,921	87,369	88,794	(6.00%)
Deferred income taxes	13,702	12,657	12,971	13,080	13,467	1.75%
Other assets	18,763	17,885	18,189	18,359	20,364	(7.86%)
Total assets	$4,403,494	4,358,589	4,308,067	4,284,311	4,087,593	7.73%
Liabilities
Deposits	$3,716,803	3,676,417	3,636,329	3,620,886	3,435,765	8.18%
FHLB Advances	240,000	240,000	240,000	240,000	240,000	0.00%
Subordinated debentures	24,903	24,903	24,903	24,903	24,903	0.00%
Other liabilities	53,131	60,921	61,373	60,924	56,481	(5.93%)
Total liabilities	4,034,837	4,002,241	3,962,605	3,946,713	3,757,149	7.39%
Shareholders’ equity
Preferred stock - $.01 par value; 10,000,000 shares authorized	-	-	-	-	-	-
Common Stock - $.01 par value; 10,000,000 shares authorized	82	82	82	82	82	-
Nonvested restricted stock	(1,338)	(1,929)	(2,774)	(3,372)	(3,884)	(65.55%)
Additional paid-in capital	125,924	125,035	124,839	124,561	124,641	1.03%
Accumulated other comprehensive loss	(7,454)	(8,426)	(9,609)	(10,016)	(11,472)	(35.02%)
Retained earnings	251,443	241,586	232,924	226,343	221,077	13.74%
Total shareholders’ equity	368,657	356,348	345,462	337,598	330,444	11.56%
Total liabilities and shareholders’ equity	$4,403,494	4,358,589	4,308,067	4,284,311	4,087,593	7.73%
Common Stock
Book value per common share	$44.89	43.51	42.23	41.33	40.47	10.92%
Stock price:
High	55.50	45.54	38.51	38.50	44.86	23.72%
Low	41.15	38.74	30.61	31.88	33.26	23.72%
Period end	51.52	44.12	38.03	32.92	39.75	29.61%
Common shares outstanding	8,213	8,189	8,181	8,169	8,165	0.59%

[Footnotes to table located on page 6]

Asset quality measures - Unaudited

	Quarter Ended
	December 31	September 30	June 30	March 31	December 31
(dollars in thousands)	2025	2025	2025	2025	2024
Nonperforming Assets
Commercial
Owner occupied RE	$259	262	-	-	-
Non-owner occupied RE	6,917	6,911	6,941	6,950	7,641
Commercial business	189	195	717	1,087	1,016
Consumer
Real estate	5,763	3,394	3,028	2,414	1,908
Home equity	705	705	708	310	312
Total nonaccrual loans	13,833	11,467	11,394	10,761	10,877
Other real estate owned	275	275	275	275	-
Total nonperforming assets	$14,108	11,742	11,669	11,036	10,877
Nonperforming assets as a percentage of:
Total assets	0.32%	0.27%	0.27%	0.26%	0.27%
Total loans	0.37%	0.31%	0.31%	0.30%	0.30%
Classified assets/tier 1 capital plus allowance for credit losses	4.22%	3.90%	4.28%	4.24%	4.25%
	Quarter Ended
	December 31	September 30	June 30	March 31	December 31
(dollars in thousands)	2025	2025	2025	2025	2024
Allowance for Credit Losses
Balance, beginning of period	$41,799	41,285	40,687	39,914	40,166
Loans charged-off	(150)	(55)	(68)	(78)	(143)
Recoveries of loans previously charged-off	81	69	16	101	141
Net loans (charged-off) recovered	(69)	14	(52)	23	(2)
Provision for (reversal of) credit losses	550	500	650	750	(250)
Balance, end of period	$42,280	41,799	41,285	40,687	39,914
Allowance for credit losses to gross loans	1.10%	1.10%	1.10%	1.10%	1.10%
Allowance for credit losses to nonaccrual loans	305.65%	364.50%	362.35%	378.09%	366.94%
Net charge-offs (recoveries) to average loans QTD (annualized)	0.01%	0.00%	0.01%	0.00%	0.00%

Total nonperforming assets were $14.1 million at December 31, 2025, representing 0.32% of total assets compared to 0.27% for the third quarter of 2025 and 0.27% for the fourth quarter of 2024. In addition, the classified asset ratio increased to 4.22% for the fourth quarter of 2025 from 3.90% in the third quarter of 2025 and decreased from 4.25% in the fourth quarter of 2024.

At December 31, 2025, the allowance for credit losses was $42.3 million, or 1.10% of total loans, compared to $41.8 million, or 1.10% of total loans at September 30, 2025, and $39.9 million, or 1.10% of total loans, at December 31, 2024. We had net charge-offs of $69 thousand for the fourth quarter of 2025, compared to net recoveries of $14 thousand for the third quarter of 2025 and net charge-offs of $2 thousand for the fourth quarter of 2024. There was a provision for credit losses of $550 thousand for the fourth quarter of 2025, compared to a provision for credit losses of $500 thousand for the third quarter of 2025 and a reversal of the provision for credit losses of $250 thousand for the fourth quarter of 2024. The provision during the fourth quarter of 2025 was primarily driven by additional impairment on our individually evaluated loans.

LOAN COMPOSITION - Unaudited

	Quarter Ended
	December 31	September 30	June 30	March 31	December 31
(dollars in thousands)	2025	2025	2025	2025	2024
Commercial
Owner occupied RE	$736,979	705,383	686,424	673,865	651,597
Non-owner occupied RE	956,812	943,304	939,163	926,246	924,367
Construction	63,666	71,928	68,421	90,021	103,204
Business	619,667	604,411	589,661	561,337	556,117
Total commercial loans	2,377,124	2,325,026	2,283,669	2,251,469	2,235,285
Consumer
Real estate	1,153,285	1,159,693	1,164,187	1,147,357	1,128,629
Home equity	248,685	239,996	234,608	223,061	204,897
Construction	24,997	25,842	25,210	23,540	20,874
Other	41,033	38,464	39,167	38,492	42,082
Total consumer loans	1,468,000	1,463,995	1,463,172	1,432,450	1,396,482
Total gross loans, net of deferred fees	3,845,124	3,789,021	3,746,841	3,683,919	3,631,767
Less—allowance for credit losses	(42,280)	(41,799)	(41,285)	(40,687)	(39,914)
Total loans, net	$3,802,844	3,747,222	3,705,556	3,643,232	3,591,853

DEPOSIT COMPOSITION - Unaudited

	Quarter Ended
	December 31	September 30	June 30	March 31	December 31
(dollars in thousands)	2025	2025	2025	2025	2024
Non-interest bearing	$732,287	736,518	761,492	671,609	683,081
Interest bearing:
NOW accounts	423,270	343,615	341,903	371,052	314,588
Money market accounts	1,573,039	1,572,738	1,537,400	1,563,181	1,438,530
Savings	29,470	29,381	32,334	32,945	31,976
Time, less than $250,000	180,783	202,353	194,064	181,407	193,562
Time and out-of-market deposits, $250,000 and over	777,954	791,812	769,136	800,692	774,028
Total deposits	$3,716,803	3,676,417	3,636,329	3,620,886	3,435,765

Footnotes to tables:
(1) Total revenue is the sum of net interest income and noninterest income.
(2) The tax-equivalent adjustment to net interest income adjusts the yield for assets earning tax-exempt income to a comparable yield on a taxable basis.
(3) Annualized for the respective three-month period.
(4) Noninterest expense divided by the sum of net interest income and noninterest income.
(5) Excludes mortgage loans held for sale.
(6) Excludes out of market deposits and time deposits greater than $250,000 totaling $777,954,000.
(7) December 31, 2025 ratios are preliminary.
(8) The common equity tier 1 ratio is calculated as the sum of common equity divided by risk-weighted assets.
(9) The tangible common equity ratio is calculated as total equity less preferred stock divided by total assets.
(10) Includes mortgage loans held for sale.

About Southern First Bancshares

Southern First Bancshares, Inc., Greenville, South Carolina is a registered bank holding company incorporated under the laws of South Carolina. The company’s wholly owned subsidiary, Southern First Bank, is the second largest bank headquartered in South Carolina. Southern First Bank has been providing financial services since 1999 and now operates in 12 locations in the Greenville, Columbia, and Charleston markets of South Carolina as well as the Charlotte, Triangle and Triad regions of North Carolina and Atlanta, Georgia. Southern First Bancshares has consolidated assets of approximately $4.4 billion and its common stock is traded on The NASDAQ Global Market under the symbol “SFST.”  More information can be found at www.southernfirst.com.

FORWARD-LOOKING STATEMENTS

Certain statements in this news release contain “forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to future plans and expectations, and are thus prospective. Such forward-looking statements are identified by words such as “believe,” “expect,” “anticipate,” “estimate,” “preliminary”, “intend,” “plan,” “target,” “continue,” “lasting,” and “project,” as well as similar expressions. Such statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Although we believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove to be inaccurate. Therefore, we can give no assurance that the results contemplated in the forward-looking statements will be realized. The inclusion of this forward-looking information should not be construed as a representation by our company or any person that the future events, plans, or expectations contemplated by our company will be achieved.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: (1) competitive pressures among depository and other financial institutions may increase significantly and have an effect on pricing, spending, third-party relationships and revenues; (2) the strength of the United States economy in general and the strength of the local economies in which the company conducts operations may be different than expected; (3) the rate of delinquencies and amounts of charge-offs, the level of allowance for credit loss, the rates of loan and deposit growth as well as pricing of each product, or adverse changes in asset quality in our loan portfolio, which may result in increased credit risk-related losses and expenses; (4) changes in legislation, regulation, policies, or administrative practices, whether by judicial, governmental, or legislative action, including, but not limited to, changes affecting oversight of the financial services industry or consumer protection; (5) the impact of changes to Congress and the office of the President on the regulatory landscape and capital markets; (6) adverse conditions in the stock market, the public debt market and other capital markets (including changes in interest rate conditions) could continue to have a negative impact on the company; (7) changes in interest rates, which may continue to affect the company’s net income, interest expense, prepayment penalty income, mortgage banking income, and other future cash flows, or the market value of the company’s assets, including its investment securities; (8) trade wars, government shutdowns, or a potential recession which may cause adverse risk to the overall economy, and could indirectly pose challenges to our clients and to our business; (9) any increase in FDIC assessments which have increased and may continue to increase our cost of doing business; and (10) changes in accounting principles, policies, practices, or guidelines. Additional factors that could cause our results to differ materially from those described in the forward-looking statements can be found in our reports (such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the SEC and available at the SEC’s Internet site (http://www.sec.gov). All subsequent written and oral forward-looking statements concerning the company or any person acting on its behalf are expressly qualified in its entirety by the cautionary statements above. We do not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made, except as required by law.

FINANCIAL & MEDIA CONTACT:

ART SEAVER 864-679-9010

WEB SITE: www.southernfirst.com

SOURCE: Southern First Bancshares, Inc.